EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST Expands Process Technology Offerings with
Acquisition of Videology Imaging Solutions

Increases presence in Life Sciences, Industrial and International markets

MT. LAUREL, NJ – October 29, 2021 – inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets, including automotive, defense/aerospace, industrial, life sciences, semiconductor and telecommunications, today announced it has acquired substantially all of the assets of Videology Imaging Solutions Inc. and Videology Imaging Solutions Europe B.V. (collectively, “Videology”), a global designer, developer and manufacturer of OEM digital streaming and image capturing solutions. inTEST acquired the assets of Videology for total consideration of $12 million in cash.

“The Videology acquisition is consistent with a number of our strategic initiatives. Through it we expand our process technology solutions, diversify our reach into key targeted markets and broaden our customer base. It builds on our process technology platforms by expanding our automation capabilities to add future product solutions with imaging data and analytical tools. These are invaluable as inTEST strives to embrace opportunities created by the Internet of Things and making the most of artificial intelligence based tools,” commented Nick Grant, Jr., inTEST President & CEO. “Equally important, the acquisition deepens our life sciences and industrial presence and brings Videology’s solid performance reputation to inTEST.”

Videology’s trailing twelve month revenue as of the end of September 2021 was approximately $10 million and provided comparable gross margins with inTEST. The Company expects the acquisition to be approximately$0.05 accretive to diluted earnings per share in its first year with inTEST, net of one-time acquisition related expenses. inTEST expects acquisition related expenses to be approximately $0.03 per diluted share in the fourth quarter of 2021.

Mr. Grant concluded, “We are making good progress with our 5-Point Strategy to drive growth at inTEST. With the integration of the Z-Sciences and Videology acquisitions, we are further diversifying our markets and expanding our customer base. While we borrowed from our new credit facility to finance this transaction, we have the financial flexibility and resources to continue to pursue a robust pipeline of acquisition opportunities. These are exciting times for inTEST as we drive change throughout the organization and build momentum by augmenting our deep industry knowledge, reputation and expertise to develop and deliver more high quality, innovative solutions to address our customers’ complex requirements.”

About Videology

Founded in 1995 and headquartered in Greenville, RI, Videology designs and manufactures industrial-grade circuit board mounted video digital cameras and related devices, systems and software used in a broad spectrum of applications including surveillance, gaming, law enforcement, life sciences, aerospace, machine vision, biometrics and diagnostic imaging. The company also has a design and sales facility in Eindhoven, The Netherlands. Current customers include Fortune 500 companies and government prime contractors, as well as mid-sized security, biotech, and machine-vision OEMs and integrators. For more information visit https://www.videologyinc.com. According to a leading market research firm in the semiconductor industry, Videology competes in a highly fragmented market that is estimated to be greater than $5 billion and growing greater than 10% annually.

Videology has approximately 40 employees and generates approximately 72% of its revenue in the life sciences and security markets. Approximately 60% of its revenue comes from U.S. customers and the remaining 40% from Europe. Carol Ethier, founder and CEO of Videology, will assist with the transition and the Videology business will be integrated into inTEST’s Thermal segment.

Q3 2021 Teleconference and Webcast

The Company plans on discussing the acquisition when it reports its third quarter 2021 results on Friday, November 5, 2021. The Company will host a conference call and webcast that day at 8:30 am ET. During the conference call, management will review the financial and operating results, its recent acquisitions and also discuss inTEST’s corporate strategy and outlook. A question and answer session will follow. To listen to the live call, dial (201) 689-8263. In addition, the webcast and slide presentation may be found at: https://ir.intest.com/.

A telephonic replay will be available from 11:30 am ET on the day of the call through Friday, November 12, 2021. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13723740 or access the webcast replay via the Company’s website. A transcript will also be posted to the website once available.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, industrial, life sciences, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach and market expansion. For more information visit www.intest.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates, “targets”, “estimates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as our ability to realize the potential benefits of the Videology acquisition and to successfully integrate its operations; our ability to grow our presence in the life sciences, industrial and international markets; the success of our strategy to diversify our business by entering markets outside the Semi Market; the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; our ability to borrow funds or raise capital to finance potential acquisitions; changes in the rates and timing of capital expenditures by our customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

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